Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-182720 and 333-188994) on Form S-8 of our report dated June 20, 2018, which appears in this annual report on Form 11-K of the Engility Master Savings Plan for the year ended December 31, 2017.

/s/ Baker Tilly Virchow Krause, LLP

Tysons, Virginia

June 20, 2018